UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1 to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2003

LANDMARK LAND COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08755	77-0024129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2817 Crain Highway, Upper Marlboro, Maryland 20774
(Address of principal executive offices)

(301) 574-3330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Explanatory Note: This Form 8K/A amends the Form 8-K, filed May 14, 2003, of Landmark Land Company, Inc. (the “Company”) to reflect a change in the Company’s auditors.

Item 4. Changes in Registrant’s Certifying Accountant

     As previously reported on the Company’s Form 8-K, filed on May 14, 2003, the Company changed its auditors effective May 13, 2003. After the Company relocated its administrative offices to Maryland in 2002, it became inefficient for Moss Adams LLP (“Moss Adams”) to continue to serve as the Company’s primary accountants since all of their offices are located on the west coast. During the first quarter of 2003, the Company considered the qualifications of several accounting firms serving the metropolitan Washington, D.C. market. On May 13, 2003, Moss Adams resigned as the Company’s independent accountants and the Company engaged Aronson & Company to audit the Company’s 2003 financial statements. Aronson & Company and Moss Adams are both members of the international accounting group, Moores Rowland International.

     During the fiscal years ended December 31, 2002 and 2001 and through the date of this report, there were no disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Moss Adams, would have caused them to make reference to the matter of such disagreement in connection with their report of the financial statements for such years. The accountant’s report for the fiscal years ended December 31, 2002 and 2001 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle.

     On May 29, 2003, the Company provided Moss Adams with a copy of the disclosures it is making in response to Item 304(a) of the Securities Act. The Company requested that Moss Adams furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of Moss Adams’ response is filed as Exhibit 16 to this report.

Item 7. Financial Statements and Exhibits

(c)	Exhibits:

16 Letter from Moss Adams LLP dated May 29, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK LAND COMPANY, INC

Dated: May 29, 2003	By:	/S/ Joe V. Olree

Joe V. Olree
Vice President and Chief Financial Officer

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